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                                                                   EXHIBIT 10.32


                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of July 17, 2000 by and between Photronics, Inc., a Connecticut corporation (the "Company") and Robert Bollo ("Executive").

                                   WITNESSETH:

            WHEREAS, the Company and Executive desire to enter into this Agreement to assure the Company of the continuing service of Executive and to set forth the terms and conditions of Executive's employment with the Company.

            NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

            1. TERM. The Company agrees to employ Executive and Executive hereby accepts such employment, in accordance with the terms of this Agreement, commencing July 17, 2000 and ending October 31, 2003 unless this Agreement is earlier terminated as provided herein (the "Term"); provided, however, that unless the Company or Executive gives written notice to the other party at least 45 days prior to the end of the Term of this Agreement (as may be extended pursuant to this Section), the Term of this Agreement shall automatically be extended for an additional two (2) year term from such date.

            2. SERVICES AND EXCLUSIVITY OF SERVICES. So long as this Agreement shall continue in effect, Executive shall devote Executive's full business time, energy and ability to the business, affairs and interests of the Company and its affiliates or subsidiaries and matters related thereto. Executive shall use his best efforts and abilities to promote the Company's interests and shall perform the services contemplated by this Agreement in accordance with the Company's policies as established by the Board of Directors of the Company and such policies as may be established by and under the direction of the Company's Chief Executive Officer (the "CEO"). Executive agrees to faithfully and diligently promote the business, affairs and interests of the Company and its affiliates or subsidiaries.

            Without the prior express written authorization of the CEO, Executive shall not, directly or indirectly, during the Term of this Agreement:
(a) render services to any other person or firm for compensation or (b) engage in any activity whether alone, as a partner, officer, employee or significant investor of or in any other entity. An investment of greater than 5% of the outstanding capital or equity securities of an entity shall be deemed significant for these purposes.

            Executive represents to the Company that Executive has no other outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered hereunder.


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            3. DUTIES AND RESPONSIBILITIES. Executive shall serve as Senior Vice
President of Finance and Chief Financial Officer of the Company. In the performance of Executive's duties, Executive shall report directly to the CEO and shall be subject solely to the direction of the CEO and to such reasonable limits on Executive's authority as the CEO may from time to time impose. During the Term of this Agreement, the Company shall not reduce materially Executive's duties, authority or responsibilities; provided, however, that the continuation of Executive's primary duties, authority, and responsibilities after a "change of control" of the Company (as such term is defined below) in a larger organization shall not constitute a reduction of Executive's duties, authority or responsibilities for purposes hereof.

            In addition to following the directives of the CEO, Executive agrees to observe and comply with the policies, rules and regulations of the Company. The Company agrees that the duties which may be assigned to Executive shall be reasonable, usual and customary duties of the office or position to which Executive will from time to time be appointed or elected and shall not be inconsistent with the provisions of the charter documents of the Company or applicable law. Executive shall have such corporate power and authority as shall reasonably be required to enable Executive to perform the responsibilities and duties required in any office that may be held.

            4.    COMPENSATION.

            (a)   BASE COMPENSATION.

            During the Term of this Agreement, the Company agrees to pay Executive a base salary at the rate of $225,000 per year, payable in accordance with the Company's practices in effect from time to time (the "Base Salary"). All payments required hereunder, including the payments required by this Section 4(a), may be allocated by the Company to one or more of its subsidiaries to which Executive renders services but the Company shall remain responsible for all payments hereunder and Executive shall have no obligation to seek payment from such subsidiaries.

            (b)   PERIODIC REVIEW.

            The Compensation Committee of the Board of Directors of the Company shall review Executive's Base Salary and Additional Benefits (as defined below) then being paid to Executive at each annual meeting of the Board of Directors of the Company. The annual meeting of the Board of Directors is customarily the first board meeting held following the end of each fiscal year of the Company. Following such review, the Company may at its sole discretion increase (but shall not be required to increase except as set forth below) the Base Salary or any other benefits, but may not decrease the Base Salary during the time Executive serves as Senior Vice President of Finance and Chief Financial Officer and the level of Executive's Additional Benefits shall be commensurate with those then being provided to the other executive officers of the Company who are "Named Executives" in the Company's annual proxy statement


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on Schedule 14A that is filed annually with the Securities and Exchange
Commission. At the annual meeting of the Board of Directors following completion of the Company's fiscal year ended October 31, 2000 and at every annual meeting of the Board of Directors thereafter during the Term of this Agreement, Executive's Base Salary shall be increased by an amount no less than the amount obtained by multiplying such previous Base Salary by the percentage increase of the Consumer Price Index, as reported by the Bureau of Labor Statistics of the United States Department of Labor for the State of Connecticut. The amount of such increase combined with the previous year's Base Salary shall then constitute Executive's Base Salary for purposes of this Agreement.

            (c)   BONUS.

            Executive shall be entitled to receive a minimum annual cash bonus for the fiscal year ending October 31, 2000 of $35,000 and for the fiscal year ended October 31, 2001 of $65,000. These bonuses shall not preclude the Executive from receiving additional bonus awards as may be granted by the Compensation Committee of the Company from time to time. Each bonus awarded under the provisions of the clause 4(c) shall be paid to the Executive within 30 days of each such date.


            (d) STOCK OPTION AWARDS

      Following approval of the Compensation Committee of the Board of Directors of the Company, Executive shall receive an option to purchase 75,000 shares of the Company's common stock (NASDAQ: PLAB) to be granted within 15 calendar days of the signing date of this Agreement and a further stock option award to purchase an additional 25,000 shares of the Company's common stock to be granted within 195 calendar days of the signing date of this agreement pursuant to the provision of the Company's Employee Stock Option Plan effective at the time of each of these two stock option awards respectively.

            These stock option awards shall not preclude the Executive from receiving additional stock option awards as may be granted by the Compensation Committee of the Company during the Term of this agreement.

            (e)   LIFE INSURANCE.

            During the Term of this Agreement, the Company shall provide the Executive with a life insurance benefit consistent with the Company's policies and provisions applicable to executive officers of the Company who are "Named Executives" in the Company's annual proxy statement on Schedule 14A that is filed annually with the Securities and Exchange Commission.


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            (f)   AUTOMOBILE ALLOWANCE.

            During the Term of this Agreement, the Company shall provide the Executive with a Company business automobile use benefit consistent with the Company's policies and provisions applicable to executive officers of the Company who are "Named Executives" in the Company's annual proxy statement on
Schedule 14A that is filed annually with the Securities and Exchange Commission.

            (g)   PERQUISITES.

            During the Term of this Agreement, Executive shall be entitled to receive a paid vacation benefit in addition to all holidays of the Company in accordance with the plans, policies, programs and practices as are in effect generally with respect to executive officers of the Company who are "Named Executives" in the Company's annual proxy statement on Schedule 14A that is filed annually with the Securities and Exchange Commission. Executive may not, however, take vacation time of more than ten (10) consecutive working days at any one time from the Company for vacation.

            (h)   ADDITIONAL BENEFITS.

            During the Term of this Agreement, the Company shall provide the Executive with health insurance in addition to all rights and benefits for which Executive is otherwise eligible under any additional bonus plan, incentive, participation or extra compensation plan, stock purchase plan, 401K pension plan, profit-sharing plan, life, medical, dental, disability, or insurance plan or policy, the Company's medical executive reimbursement plan or other plan or benefit that the Company may provide for Senior Vice President(s) or (provided Executive is eligible to participate therein) for executive officers of the Company who are "Named Executives" in the Company's annual proxy statement on
Schedule 14A that is filed annually with the Securities and Exchange Commission, as from time to time in effect, during the Term of this Agreement (collectively, "Additional Benefits").

            5. TERMINATION. This Agreement and all obligations hereunder (except the obligations contained in Sections 7, 8, 9, 10, 11 and 12 (Confidential Information, Non-Competition, Non-Solicitation of Customers, Non-Interference with Employees, Intellectual Property, and Remedies) which shall survive any termination hereunder) shall terminate upon the earliest to occur of any of the following:

            (a) EXPIRATION OF TERM. The expiration of the Term provided for in
      Section 1 or the voluntary termination by Executive following 45 day's written notice to the Company or retirement from the Company in accordance with the normal retirement policies of the Company.


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            (b) DEATH OR DISABILITY OF EXECUTIVE. The death or disability of
      Executive. For the purposes of this Agreement, disability shall mean the absence of Executive performing Executive's duties with the Company on a full-time basis for a period of sixty business days, or for shorter periods aggregating sixty or more business days in any twelve (12)-month period, as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers. If Executive shall become disabled, Executive's employment may be terminated only by written notice from the Company to Executive. If Executive's employment is terminated by reason of Executive's death or disability, this Agreement shall terminate without further obligations to Executive (or Executive's heirs or legal representatives) under this Agreement, other than for (1) payment of the sum of (A) Executive's Base Salary through the date of termination to the extent not theretofore paid, (B) any accrued bonus due to Executive based on a pro rata allocation of such bonus as of the date of termination, (C) any compensation previously deferred by Executive (together with any accrued interest or earnings thereon), and (D) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (A), (B), (C) and (D) shall be hereinafter referred to as the "Accrued Obligations"), which shall be paid to Executive or Executive's estate or beneficiary, as applicable, in a lump sum in cash within 15 business days after the date of termination or any earlier time required by applicable law; and (2) payment to Executive or Executive's estate or beneficiary, as applicable, of any amount accrued pursuant to the terms of any applicable benefit plan.

            (c)   TERMINATION FOR CAUSE.

            The Company may terminate Executive's employment and all of Executive's rights to receive Salary, bonus and any Additional Benefits hereunder for cause. For purposes of this Agreement, the term "cause" shall be defined as any of the following; provided, however, that the Company must determine the presence of such cause in good faith:

                  i. Executive's material breach of one or more of the duties and responsibilities under this Agreement (other than as a result of incapacity due to Executive's disability);

                  ii. Executive's conviction by, or entry of a plea of guilty in, a court of competent and final jurisdiction for any felony;

                   iii. Executive's commission of an act of fraud upon the
            Company; or

                  iv. Executive's willful failure or refusal to perform Executive's duties or responsibilities under this Agreement or Executive's violation of any duty of loyalty (i.e., engaging in self-interested transactions,


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            misappropriation of business opportunities that belong to the
            Company, etc.) to the Company or a breach of Executive's fiduciary duties to the Company.

            (d)   WITHOUT CAUSE.

            Notwithstanding any other provision of this Section 5, the CEO shall have the right to terminate Executive's employment with the Company without cause at any time, but any such termination other than as expressly provided in Section 5(a), (b) or (c) herein shall be without prejudice to Executive's rights to receive any and all remuneration due him as provided for under the terms of this agreement through such termination date. If Executive is so terminated without cause, Executive shall receive from the Company a payment ("Severance Payment ") equal to Executive's Base Salary during the then current fiscal year. The Severance Payment shall be paid by the Company to Executive in twelve equal monthly installments over the twelve-month period of time immediately following such termination, the first of such payments to be paid within ten (10) business days of the date of such termination.

            Such payments shall be in lieu of all rights of Executive, including any rights to any Additional Benefits hereunder, all of which shall terminate upon the date of termination.

            (e) EXCLUSIVE REMEDY. Executive agrees that the Severance Payment provided and contemplated by this Agreement shall constitute the sole and exclusive obligation of the Company in respect of Executive's employment with and relationship to the Company and that the full payment thereof shall be the sole and exclusive remedy for any termination of Executive's employment. Executive covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

            6. BUSINESS EXPENSES. During the Term of this Agreement, to the extent that such expenditures satisfy the criteria under the Internal Revenue Code or other applicable laws for deductibility by the Company (whether or not fully deductible by the Company) for federal income tax purposes as ordinary and necessary business expenses, the Company shall provide the Executive with reimbursement of reasonable business expenses incurred by the Executive while conducting Company business in a manner consistent with the Company's policies and provisions applicable to the Executives of the Company.

            7. CONFIDENTIAL INFORMATION. Executive acknowledges that the nature of Executive's engagement by the Company is such that Executive shall have access to information of a confidential and/or trade secret nature which has great value to the Company and which constitutes a substantial basis and foundation upon which the business of the Company is based. Such information includes financial, manufacturing and marketing data, techniques, processes, formulas, developmental or


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experimental work, work in process, methods, trade secrets (including, without limitation, customer lists and lists of customer sources), or any other secret or confidential information relating to the products, services, customers, sales or business affairs of the Company or its Affiliates (the "Confidential Information"). Executive shall keep all such Confidential Information in confidence during the Term of this Agreement and at any time thereafter and shall not disclose any of such Confidential Information to any other person, except to the extent such disclosure is (i) necessary to the performance of this Agreement and in furtherance of the Company's best interests, (ii) required by applicable law, (iii) lawfully obtainable from other sources, or (iv) authorized in writing by the Board. Upon termination of Executive's employment with the Company, Executive shall deliver to the Company all documents, records, notebooks, work papers, and all similar material containing any of the foregoing information, whether prepared by Executive, the Company or anyone else.

            8. NON-COMPETITION. In order to protect the Confidential Information, Executive agrees that during the Term of this Agreement, and for a one-year period following any termination of this Agreement, Executive shall not, directly or indirectly, whether as an owner, partner, shareholder, agent, employee, willful creditor or otherwise, promote, participate or engage in any activity or other business competitive with the Company's business or the business of any affiliate of the Company in all territories in which the Company operates.

            9. NON-SOLICITATION OF CUSTOMERS. Executive agrees that for a period of one-year after any termination of this Agreement, Executive will not, on behalf of Executive or on behalf of any other individual, association or entity, call on any of the customers of the Company or any affiliate of the Company for the purpose of soliciting or inducing any of such customers to acquire (or providing to any of such customers) any product or service provided by the Company or any affiliate of the Company, nor will Executive in any way, directly or indirectly, as agent or otherwise, in any other manner solicit, influence or encourage such customers to take away or to divert their business to Executive or any other person or entity by or with which Executive is employed, associated, affiliated or otherwise related.

            10. NON-INTERFERENCE WITH EMPLOYEES. In order to protect the Confidential Information, Executive agrees that during the Term of this Agreement and for a period of one-year following any termination of this Agreement, Executive will not, directly or indirectly, induce or entice any employee of the Company or its affiliates to leave such employment or cause anyone else to leave such employment.


            11. INTELLECTUAL PROPERTY. Executive has no interest (except as disclosed to the Company) in any inventions, designs, improvements, patents, copyrights and discoveries which are useful in or directly or indirectly related to the business of the Company or to any experimental work carried on by the Company. Except as may be limited by applicable law, all inventions, designs, improvements, patents, copyrights and discoveries conceived by Executive during the Term of this


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Agreement which are useful in or directly or indirectly related to the business of the Company or to any experimental work carried on by the Company, shall be the property of the Company. Executive will promptly and fully disclose to the Company all such inventions, designs, improvements, patents, copyrights and discoveries (whether developed individually or with other persons) and will take all steps necessary and reasonably required to assure the Company's ownership thereof and to assist the Company in protecting or defending the Company's proprietary rights therein.


            Executive also agrees to assist the Company in obtaining United States or foreign letters patent and copyright registrations covering inventions assigned hereunder to the Company and that Executive's obligation to assist the Company shall continue beyond the termination of Executive's employment but the Company shall compensate Executive at a reasonable rate for time actually spent by Executive at the Company's request with respect to such assistance. If the Company is unable because of Executive's mental or physical incapacity or for any other reason to secure Executive's signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions assigned to the Company, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive's agent and attorney-in-fact to act for and in Executive's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Executive. Executive hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, which Executive now or hereafter may have for infringement of any patent or copyright resulting from any such application for letters patent or copyright registrations assigned hereunder to the Company. Executive will further assist the Company in every way to enforce any copyrights or patents obtained including, without limitation, testifying in any suit or proceeding involving any of the copyrights or patents or executing any documents deemed necessary by the Company, all without further consideration but at the expense of the Company. If Executive is called upon to render such assistance after the termination of Executive's employment, then Executive shall be entitled to a fair and reasonable per diem fee in addition to reimbursement of any expenses incurred at the request of the Company.


            12. REMEDIES. The parties hereto agree that the services to be rendered by Executive pursuant to this Agreement, and the rights and privileges granted to the Company pursuant to this Agreement, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by Executive of any of the terms of this Agreement will cause the Company great and irreparable injury and damage. Executive hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Agreement by Executive. This


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Section 12 shall not be construed as a waiver of any other rights or remedies which the Company may have for damages or otherwise.

            13. SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

            14. SUCCESSION. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the stock of the Company or to which the Company assigns this Agreement by operation of law or otherwise. The obligations and duties of Executive hereunder are personal and otherwise not assignable. Executive's obligations and representations under this Agreement will survive the termination of Executive's employment, regardless of the manner of such termination.

            15.   CHANGE OF CONTROL.

            (a) For purposes of the Agreement, a "change of control" means, and shall be deemed to have taken place, if: (I) any person or entity or group of affiliated persons or entities, including a group which is deemed a "person" by
Section 3(d)(3) of the Securities Exchange Act of 1934, as amended, acquires in one or more transactions, ownership of fifty percent (50%) or more of the outstanding capital stock of the Company.

            (b) In the event Executive is terminated by the Company for any reason (other than for Cause as defined in Section 5.1 thereof), during the first twelve (12) months following a change in control of the Company (or any successor), Executive shall be entitled to receive the greater of (i) the total Severance Payment to which Executive may be entitled under section 5(d) hereof, or (ii) a lump sum payment of $250,000 (the "Change of Control Payment"). In no event shall Executive be entitled to receive both the Severance Payment described in Section 5(d) hereof and the Change of Control payment described in this Section 15(b).

            (c) Any payments to be made to Executive in connection with this
Section 15 shall be made within ten (10) business days after the date of the Executive's termination under Section 15(b).


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            16.   NOTICES.  Any notice or other communication provided for in this Agreement shall be in writing and sent if to the Company to its principal office at:

            Photronics, Inc.
            24 Stony Hill Road
            Bethel, CT  06801
            Attention: Chief Executive Officer

or at such other address as the Company may from time to time in writing designate, and if to Executive at the address set forth on the signature page hereof or at such address as Executive may from time to time in writing designate. Each such notice or other communication shall be effective (I) if given by written telecommunication, three (3) days after its transmission to the applicable number so specified in (or pursuant to) this Section 16 and a verification of receipt is received, (ii) if given by certified mail, once verification of receipt is received, or (iii) if given by any other means, when actually delivered to the addressee at such address and verification of receipt is received.

            17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior agreements, undertakings, commitments and practices relating to Executive's employment by the Company.

            18. AMENDMENTS. No amendment or modification of the terms of this Agreement shall be valid unless made in writing, duly executed by both parties.

            19. WAIVER. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

            20. GOVERNING LAW. This Agreement, and the legal relations between the parties, shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to conflicts of law doctrines and any court action arising out of this Agreement shall be brought in any court of competent jurisdiction within the State of Connecticut.

            21. ATTORNEYS' FEES. If any litigation shall occur between Executive and the Company which litigation arises out of or as a result of this Agreement or the acts of the parties hereto pursuant to this Agreement, or which seeks an interpretation of this Agreement, the prevailing party shall be entitled to recover all costs and expenses of such litigation, including reasonable attorneys' fees and costs.


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            22.   WITHHOLDING.  All compensation payable hereunder, including salary and other benefits, shall be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

            23. COUNTERPARTS. This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

            24. HEADINGS. Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.


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            IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of July 17, 2000.

                                    THE COMPANY

                                    PHOTRONICS, INC.,
                                    A CONNECTICUT CORPORATION

                                    -------------------------------
                                    By: Constantine Macricostas
                                    Its: Chairman and CEO

                                    -------------------------------
                                    By:  James L. MacDonald
                                    Its: President




                                    EXECUTIVE

                                    ------------------------------
                                    Robert Bollo


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